Exhibit 99.2
FORM 51-102F3
MATERIAL CHANGE REPORT

Item 1:	Name and Address of Company

Zymeworks Inc. (“Zymeworks” or the “Company”)
1385 West 8th Avenue, Suite 540
Vancouver, BC, Canada
V6H 3V9

Item 2:	Date of Material Change

April 25, 2019

Item 3:	News Release

A news release announcing the material change was disseminated through the facilities of Business Wire on April 25, 2019, and a copy was filed on the Company’s profile at www.sedar.com.

Item 4:	Summary of Material Change

On April 25, 2019, Zymeworks and Daiichi Sankyo Company, Limited (“Daiichi Sankyo”) announced that Daiichi Sankyo exercised its option for a commercial license to a proprietary immuno-oncology bispecific built on Zymeworks’ Azymetric™ and EFECT™ platforms.
Item 5:	Full Description of Material Change

5.1 Full Description of Material Change
On April 25, 2019 Zymeworks and Daiichi Sankyo announced that Daiichi Sankyo had exercised its option for a commercial license to a proprietary immuno-oncology bispecific built on Zymeworks’ Azymetric™ and EFECT™ platforms. Zymeworks will receive a US$3.5 million payment based on Daiichi Sankyo’s selection of the first of up to three lead product candidates under its collaboration agreements with Zymeworks.
Under the terms of the 2016 cross-licensing and collaboration agreement, Zymeworks granted Daiichi Sankyo a license to Zymeworks’ Azymetric™ and EFECT™ platforms to develop a bispecific antibody therapeutic for which Zymeworks is eligible to receive further clinical and commercial milestone payments of up to US$143.4 million, as well as up to double-digit tiered royalties on global product sales. Additionally, Zymeworks obtained a license to certain immuno-oncology antibodies from Daiichi Sankyo, with the right to research, develop, and commercialize multiple bispecific products globally in exchange for royalties on global product sales.

About the Azymetric™ Platform
The Azymetric platform enables the transformation of monospecific antibodies into bispecific antibodies, giving the antibodies the ability to simultaneously bind two different targets. Azymetric bispecific technology enables the development of multifunctional biotherapeutics that can block multiple signaling pathways, recruit immune cells to tumors, enhance receptor clustering degradation, and increase tumor-specific targeting. These features are intended to enhance efficacy while reducing toxicities and the potential for drug resistance. Azymetric bispecifics have been engineered to retain the desirable drug-like qualities of naturally occurring antibodies, including low immunogenicity, long half-life, and high stability. In addition, they are compatible with standard manufacturing processes with high yields and purity, potentially significantly reducing drug development costs and timelines.
About the EFECT™ Platform
The EFECT platform is a library of antibody Fc modifications engineered to modulate the activity of the antibody-mediated immune response, which includes both the up- and down-regulation of effector functions. This platform, which is compatible with traditional monoclonal as well as Azymetric bispecific antibodies, further enables the customization of therapeutic responses for different diseases.

5.2 Disclosure of Restructuring Transactions
Not applicable.
Item 6:	Reliance on subsection 7.1(2) of National Instrument 51-102
Not applicable.

Item 7:	Omitted Information
Not applicable.

Item 8:	Executive Officer

For further information, please contact Neil Klompas, Chief Financial Officer of the Company at (604) 678-1388.

Item 9:	Date of Report

April 25, 2019

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This material change report includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this material change report include, but are not limited to, statements that relate to future development activities in accordance with the terms of Zymeworks’ agreements with Daiichi Sankyo, potential payments and/or royalties payable to Zymeworks under these agreements, the speed and outcome of drug development plans, Zymeworks’ potential global growth, and other information that is not historical information. When used herein, words and phrases such as “enable”, “will”, “may”, “eligible to”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation, market conditions and the factors described under “Risk Factors” in Zymeworks’ Annual Report on Form 10-K for its year ended December 31, 2018 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. Investors should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by law.